Exhibit 4.7

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

EXECUTION VERSION

SECURITY AGREEMENT

among

AMYLIN PHARMACEUTICALS, INC.,

AMYLIN OHIO LLC,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

ELI LILLY AND COMPANY

November 7, 2011

i

10.7	Schedules, Exhibits and Attachments	25

ii

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.3 — INTELLECTUAL PROPERTY

EXHIBIT A – PLEDGE SUPPLEMENT

EXHIBIT B – TRADEMARK SECURITY AGREEMENT

EXHIBIT C – COPYRIGHT SECURITY AGREEMENT

EXHIBIT D – PATENT SECURITY AGREEMENT

EXHIBIT E – BYDUREON SUPPLY AGREEMENT TERM SHEET

iii

This SECURITY AGREEMENT (this “Agreement”), dated as of November 7, 2011 (the “Effective Date”), among Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin”), Amylin Ohio LLC, a Delaware limited liability company (“Amylin Ohio”), and each of the other parties hereto, whether as an original signatory hereto or as an Additional Grantor (as herein defined), and Eli Lilly and Company, an Indiana corporation (“Lilly”). Each of the Grantors (as herein defined) and Lilly are sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, reference is made to that certain Settlement and Termination Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Settlement and Termination Agreement”), between Amylin and Lilly, pursuant to which, among other things, Amylin has given a Secured Promissory Note, dated as of the date hereof, in favor of Lilly in the initial principal amount of $1,200,000,000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Grantors are entering into this Agreement to secure Amylin’s obligations under the Note; and

NOW, THEREFORE, in consideration of the premises and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Actions” has the meaning set forth in Section 10.2(b).

“Additional Grantors” shall have the meaning set forth in Section 5.2.

“Affiliates” has the meaning set forth in the Settlement and Termination Agreement; subject to Section 1.3.

“Agreement” has the meaning set forth in the preamble.

“Amylin” has the meaning set forth in the preamble.

“Amylin Know-How” means all Information that is owned by Amylin or any Affiliate of Amylin as of the Effective Date or hereafter that is necessary or reasonably useful for the Development, research, Manufacture, Commercialization, formulation, use, distribution, delivery or administration, or sale of Products, including without limitation its formulation and Manufacture and any Improvements; provided, that, “Amylin Know-How” does not include (i) any software, databases, information and proprietary materials (other than Product Inventory) used to install, interface, integrate, test, operate, maintain or modify any manufacturing or other equipment at Amylin Ohio’s manufacturing facility in Ohio (the “Ohio Facility”) and (ii) Amylin Patents or Neogenesis Patents, or know-how related to Neogenesis Patents.

“Amylin Net Sales Party” has the meaning set forth in the Settlement and Termination Agreement.

“Amylin Parties” has the meaning set forth in the Note.

“Amylin Patents” means the Patents owned in whole or in part by Amylin or an Affiliate of Amylin (i) that exist as of the Effective Date that are necessary or reasonably useful for the making, having made, using, selling, offering to sell, importing, exporting or otherwise exploiting, including, without limitation, the Development, research, Manufacture, Commercialization, formulation, use, distribution, delivery or administration, of the Products, including, without limitation, those set forth on Schedule 4.3(C), (ii) that are filed after the Effective Date and are foreign counterparts of, or that claim priority to, any of the foregoing, and (iii) that are any reissues, substitutions, confirmations, validations, re-examination certificates, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing. For the avoidance of doubt, “Amylin Patents” shall not include any Neogenesis Patents.

“Ancillary Agreements” has the meaning set forth in the Settlement and Termination Agreement.

“Applicable Laws” has the meaning set forth in the Settlement and Termination Agreement.

“Bankruptcy Code” means the United States federal bankruptcy law in Title 11 of the United States Code.

“Business” means the research, Development, Manufacture, Commercialization, formulation, use, distribution, delivery or sale of the Products.

“Business Day” has the meaning set forth in the Settlement and Termination Agreement.

“Byetta Agreements” means the following:

(i) Commercial Supply Agreement for Exenatide, by and between Amylin Pharmaceuticals, Inc. and Bachem, Inc., dated as of December 23, 2003, as amended February 12, 2007, April 29, 2010 and September 20, 2010;

(ii) Exenatide Manufacturing Agreement, by and between Amylin Pharmaceuticals, Inc. and Mallinckrodt Inc., dated as of October 1, 2003, as amended January 1, 2006, February 12, 2007, January 1, 2008, January 8, 2010 and February 14, 2011;

(iii) Commercial Supply Agreement, by and between Amylin Pharmaceuticals, Inc. and Baxter Pharmaceutical Solutions LLC, dated as of February 14, 2005, as amended December 8, 2008;

(iv) Amended and Restated Commercial Supply Agreement, by and between Amylin Pharmaceuticals, Inc. and Wockhardt UK (Holding) Ltd, dated as of April 1, 2008, as amended January 23, 2009 and November 1, 2010;

(v) Amended and Restated Device and Finished EQW Product Manufacturing Agreement, by and between Amylin Pharmaceuticals, Inc. and Eli Lilly and Company, dated as of July 1, 2003, as amended July 8, 2011; and

(vi) any replacement contracts or second source contracts for the supply to Amylin Pharmaceuticals, Inc. or any of its Affiliates of any (a) the active pharmaceutical ingredient for Byetta, or

(b) cartridge fillers for Byetta, or (c) pen injector devices, or any replacement pen injector devices, for Byetta.

“Bydureon Supply Agreement” means that certain Supply Agreement between Amylin Pharmaceuticals, Inc. and Amylin Ohio LLC to be entered into within sixty (60) days after the Effective Date, containing terms and conditions in accordance with the Bydureon Supply Term Sheet attached hereto as Exhibit E and otherwise on terms reasonably acceptable to Lilly.

“Cash Proceeds” has the meaning assigned in Section 7.6.

“Collateral” has the meaning assigned in Section 2.1.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary in the collection thereof or realization thereupon.

“Collateral Support” means all personal property assigned to secure any Collateral, or hypothecated or otherwise at any time securing any Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such personal property with respect to the Business.

“Commercialization” has the meaning set forth in the Settlement and Termination Agreement.

“Copyright Licenses” means any and all agreements pertaining to the Business (whether now existing or hereafter entered into) wherein (i) Grantor grants any right in or to Copyrights and (ii) the counterparty to such agreement recognizes or in the future may recognize revenues from or compensation with respect to the sale of Products in connection with such agreement, including each agreement identified in Schedule 4.3(B) (as such schedule may be amended or supplemented from time to time), but excluding in each case any agreement that constitutes, or the entering into of which triggers, a Transfer Trigger Event if (and only if) Amylin complies with Sections 13.16 and 13.17 of the Settlement and Termination Agreement in connection with such Transfer Trigger Event.

“Copyrights” means all United States and foreign copyrights, including European Community designs and copyrights in software and databases, whether registered or unregistered, whether now existing or hereafter arising, that are included in the Amylin Know-How and with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications identified in Schedule 4.3(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, and (iv) all rights to sue for past, present and future infringements thereof, in each case (i) to (iv) pertaining to the Business; provided that, “Copyrights” shall not include any copyright in any logo or design that is used in combination with any Trademark that includes or is confusingly similar to “AMYLIN”.

“Development” has the meaning set forth in the Settlement and Termination Agreement.

“Eng License” means that certain Patent and Technology License Agreement, effective as of October 1, 1996, by and between Dr. John Eng and Amylin Pharmaceuticals, Inc., together with the letter dated August 25, 1998 from Amylin Pharmaceuticals, Inc. to Dr. John Eng, as amended, modified or restated from time to time.

“Event of Default” means any “Event of Default” as such term is defined in the Note.

“FDA” has the meaning set forth in Section 4.3(b)(iii).

“GAAP” has the meaning set forth in the Note.

“Governmental Authority” has the meaning set forth in the Settlement and Termination Agreement.

“Grantor” means each of Amylin and each other party hereto, whether as an original signatory hereto or as an Additional Grantor, other than Lilly.

“Improvement” has the meaning set forth in the Settlement and Termination Agreement.

“Information” has the meaning set forth in the Settlement and Termination Agreement.

“Intellectual Property” shall mean, collectively, the Copyrights, the Amylin Patents, the Trademarks, the Trade Secrets and the License Agreements.

“License Agreements” means the Patent Licenses, the Trademark Licenses, the Copyright Licenses, the Trade Secret Licenses and any other agreements pertaining in whole or material part to the Business pursuant to which a Grantor grants a license or other rights to a third party (including, without limitation any Amylin Net Sales Party) to Commercialize or otherwise exploit the Products, or the Intellectual Property (or to Commercialize or otherwise exploit any Grantor’s rights under the Eng License) in connection with the Products, and pursuant to which the counterparty to such agreement recognizes or in the future may recognize revenues from or compensation with respect to the sale of Products pursuant to such agreement, to which any Grantor is a party as of the date hereof or to which any Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented, restated or otherwise modified from time to time; provided, that “License Agreements” does not include (i) any agreements pertaining to other products, services or technology (including any technology, such as suspension technology, that is also used in any Product, but not with respect to any Product) and not pertaining to the Products or (ii) any agreement that constitutes, or the entering into of which triggers, a Transfer Trigger Event if (and only if) Amylin complies with Sections 13.16 and 13.17 of the Settlement and Termination Agreement in connection with such Transfer Trigger Event.

“License Agreement Accounts and Receivables” means all rights to payment and accounts, as such term is defined in the UCC, arising pursuant to any License Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including, without limitation, any conditional sale or other title retention agreement and any capital lease). For the avoidance of doubt, “Lien” shall not include any licenses or rights granted pursuant to Sections 2.3 and 2.4.

“Lilly” has the meaning set forth in the preamble.

“Lockbox Account” shall mean any deposit account into which a counterparty to a License Agreement is required to make payments pursuant to Section 13.28(b) of the Settlement and Termination Agreement.

“Manufacture” has the meaning set forth in the Settlement and Termination Agreement.

“Neogenesis Patents” has the meaning set forth in the Settlement and Termination Agreement.

“Note” has the meaning set forth in the recitals.

“Note Documents” has the meaning set forth in the Note.

“Obligations” means the “Obligations” as such term is defined in the Note.

“Other Default” has the meaning set forth in the Note.

“Patent Licenses” means all agreements pertaining in whole or material part to the Business (whether now existing or hereafter entered into) wherein (i) Grantor grants any right in or to Amylin Patents and (ii) the counterparty to such agreement recognizes or in the future may recognize revenues from or compensation with respect to the sale of Products in connection with such agreement, including each agreement identified in Schedule 4.3(D) (as such schedule may be amended or supplemented from time to time), but excluding in each case any agreement that constitutes, or the entering into of which triggers, a Transfer Trigger Event if (and only if) Amylin complies with Sections 13.16 and 13.17 of the Settlement and Termination Agreement in connection with such Transfer Trigger Event.

“Patents” means (i) patents and patent applications (including, without limitation, provisional applications and applications for certificates of invention); (ii) any patents issuing from such patent applications (including, without limitation, certificates of invention); (iii) all patents and patent applications that are foreign counterparts of, or that claim priority to, any of the foregoing; (iv) any reissues, substitutions, confirmations, validations, re-examination certificates, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (v) term extensions, supplementary protection certificates and other governmental action which provide exclusive rights with respect to any of the foregoing in (i)-(iv) to a product beyond the original patent expiration date.

“Permitted Liens” means:

(a) Liens imposed by law for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of Amylin or any of its Subsidiaries, as the case may be;

(b) Liens created pursuant to or arising under any Note Document;

(c) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(d) Liens that are contractual rights of set-off relating to agreements other than in connection with indebtedness entered into by any Grantor;

(e) Liens of sellers of goods to any Grantor and any of their respective Subsidiaries arising under Article II of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(g) Liens arising out of a conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Amylin or any of its Subsidiaries in the ordinary course of business;

(h) Liens that are contractual rights of set-off (i) for all amounts due to the account bank in respect of its customary fees and expenses for the maintenance and operation of the designated accounts and other services provided with respect to such accounts, (ii) overdrafts and fees with respect thereto, and (iii) the face amount of any checks or other items which have been credited to the designated account but are subsequently unpaid because of uncollected or insufficient funds and other corrections or adjustments to such accounts or transactions therein; and

(i) Liens (i) of a collection bank arising under Section 4-208 or 4-210, as applicable, of the UCC or any similar law of any foreign jurisdiction on items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law or pursuant to the account agreement pursuant to which the designated account is opened, encumbering deposits or other funds maintained with a financial institution (including the right of set-off).

“Person” has the meaning set forth in the Settlement and Termination Agreement.

“Pledge Supplement” means any supplement to this Agreement in substantially the form of Exhibit A.

“Proceeds” means all “proceeds” as defined in Article 9 of the UCC.

“Product Inventory” has the meaning set forth in Section 2.1(h).

“Products” means, collectively, Exenatide, Exenatide Products and Other Exenatide Products (each, as defined in the Settlement and Termination Agreement).

“PTO” has the meaning set forth in Section 2.2.

“Record” means all “records” as defined in Article 9 of the UCC.

“Regulatory Approvals” has the meaning set forth in the Settlement and Termination Agreement.

“Regulatory Authority” has the meaning set forth in the Settlement and Termination Agreement.

“Regulatory Materials” has the meaning set forth in the Settlement and Termination Agreement.

“Retained IP Rights” means any of the rights granted pursuant to Section 2.4.

“Secured Assets” has the meaning set forth in Section 2.1(h).

“Secured IP” has the meaning assigned in Section 2.1(d).

“Secured Obligations” has the meaning assigned in Section 3.1.

“Settlement and Termination Agreement” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to Amylin, any corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by Amylin or one or more subsidiaries of Amylin or by Amylin and one or more subsidiaries of Amylin.

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC relating to the Business.

“Supply Agreements” means the Byetta Agreements and the Bydureon Supply Agreement.

“Trademark Licenses” means any and all agreements pertaining in whole or material part to the Business (whether now existing or hereafter entered into) wherein (i) Grantor grants any right in or to Trademark and (ii) the counterparty to such agreement recognizes or in the future may recognize revenues from or compensation with respect to the sale of Products in connection with such agreement, including, each agreement identified in Schedule 4.3(F) (as such schedule may be amended or supplemented from time to time), but excluding in each case any agreement that constitutes, or the entering into of which triggers, a Transfer Trigger Event if (and only if) Amylin complies with Sections 13.16 and 13.17 of the Settlement and Termination Agreement in connection with such Transfer Trigger Event.

“Trademarks” means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, in each case whether now existing or hereafter arising, and in each case pertaining solely to the Business (but in no event including any Trademark that includes or is confusingly similar to “AMYLIN”), including (i) in any event, the registrations and applications referred to in Schedule 4.3(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, in each case (i)-(iv) pertaining to the Business.

“Trade Secret Licenses” means any and all agreements pertaining in whole or material part to the Business (whether now existing or hereafter entered into) wherein (i) Grantor grants any right in or to Trade Secrets and (ii) the counterparty to such agreement recognizes or in the future may recognize revenues from or compensation with respect to the sale of Products in connection with such agreement, including each agreement included in Schedule 4.3(G) (as such schedule may be amended or supplemented from time to time), but excluding in each case any agreement that constitutes, or the entering into of which triggers, a Transfer Trigger Event if (and only if) Amylin complies with Sections

13.16 and 13.17 of the Settlement and Termination Agreement in connection with such Transfer Trigger Event.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how included in the Amylin Know-How, whether or not such Trade Secret has been reduced to a writing or other tangible form, whether now existing or hereafter arising, including the right to sue for past, present and future misappropriation or other violation of any Trade Secret pertaining to the Business.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, Lilly’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such perfection, priority or remedies and for purposes of definitions related to such provisions. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

“United States” or “US” shall mean the United States of America, including its territories and possessions.

“US Regulatory Approvals” means the Regulatory Approvals for the Manufacture, marketing and sale of the Products in or for the United States, including any registration or authorization for any specific Product to be manufactured at a manufacturing facility identified in such Regulatory Approval. “US Regulatory Approvals” shall not include any permits, licenses or the like that are required to operate the Ohio Facility and are not specific to the Products (but, for clarity, shall include all Regulatory Approvals from the FDA).

“US Regulatory Materials” means Regulatory Materials and other Information and materials that are filed with, or contained or referenced in, the US Regulatory Approvals or otherwise used to support or maintain the US Regulatory Approvals or the development, Manufacture, marketing, sale or other Commercialization of the Products in the United States, including, without limitation, all correspondence submitted to or received from the FDA (including minutes and official contact reports relating to any communications with the FDA) and all supporting documents, all clinical and non-clinical data, all investigational new drug applications, all regulatory drug lists, all adverse event files, all safety databases and all complaint files relating to the Products.

1.2 Definitions; Interpretation. Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement or, if not otherwise defined in this Agreement, shall have the meanings set forth in the UCC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

1.3 Affiliates in a Transfer Trigger Event. In the event of any Transfer Trigger Event referenced in subsections (i) or (ii) of the definition thereof (but not subsection (iii) of the definition thereof), the Person that is Amylin’s counterparty to the transaction causing such Transfer Trigger Event, and any other Person that is an Affiliate of such counterparty (other than Amylin Pharmaceuticals, Inc. and its Subsidiaries and any other Affiliates of Amylin existing immediately prior to the date of such transaction), will not be deemed to be an “Affiliate” of the Amylin Parties for purposes of the following definitions: Amylin Know-How, Amylin Patents, Byetta Agreements, Copyrights, Copyright Licenses, License Agreements, Patent Licenses, Trademarks, Trademark Licenses, Trade Secret Licenses, Trade Secrets, US Regulatory Approvals and US Regulatory Materials, except with respect to any such Collateral for which ownership or title is transferred to, or rights with respect thereto are exploited by, such Person; provided, however, that any such Person that is engaged in the Business, and any such Person into which any Grantor is merged and is not the surviving entity, shall be deemed to be an Affiliate of the Amylin Parties.

ARTICLE II

GRANT OF SECURITY

2.1 Grant of Security. Each Grantor hereby grants to Lilly a first priority security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) all Copyrights, Trade Secrets and Trademarks, whether now owned or existing or hereafter acquired;

(b) all Amylin Patents;

(c) all License Agreements (including License Agreement Accounts and Receivables), whether now owned or existing or hereafter acquired;

(d) all US Regulatory Approvals and US Regulatory Materials, in each case whether now owned or existing or hereafter arising or acquired (collectively with the Copyrights, Amylin Patents, Trade Secrets, Trademarks, and the License Agreements, the “Secured IP”);

(e) the Supply Agreements, whether now existing or hereafter acquired;

(f) the Eng License;

(g) any Lockbox Accounts hereafter arising or acquired;

(h) all inventory, as such term is defined in the UCC, that contains Exenatide, whether now owned or existing or hereafter acquired (“Product Inventory,” and together with the Secured IP and the Byetta Agreements, the Bydureon Supply Agreement, the Eng License and Lockbox Accounts, the “Secured Assets”);

(i) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations pertaining to any of the foregoing; and

(j) to the extent not otherwise included above, all Proceeds of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. In no event shall the term “Collateral” include or the security interest granted under Section 2.1 hereof attach to any (i) of the items described in Section 2.1 if and for so long as the grant of such security interest or inclusion in the Collateral shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or a breach or termination pursuant to the terms thereof or any applicable law or regulation prohibits the creation of a security interest therein (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code or requirement of a Governmental Authority or Regulatory Authority or any Regulatory Approval or principles of equity); provided however that the term “Collateral” shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability or breach, termination, default or violation shall be remedied and to the extent severable, shall attach immediately to any portion of such assets that does not result in any of the consequences specified in this clause, (ii) Section 1(b) “intent to use” applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) unless and until evidence of use of the mark in interstate commerce is accepted by the PTO, or (iii) agreements containing licenses or other rights granted pursuant to Section 2.4 (including any sublicenses and delegations of rights (through multiple tiers)) and all Proceeds of or in respect of any of the foregoing, except for any such agreement that is also a License Agreement and the Proceeds in respect of any such License Agreement.

2.3 Licenses to Third Parties. Lilly acknowledges and agrees that the security interest granted in Section 2.1 is subject to each Grantor’s reserved right to grant any nonexclusive or exclusive license, co-promotion, co-marketing or other collaboration right, non-assert covenant, option, right of first refusal or negotiation or any other grant of rights to any third party (but any such grant of rights shall not include any right to acquire ownership of any Secured IP or an assignment of such Grantor’s rights under the Eng License) under the Secured Assets for purposes of researching, Developing, Manufacturing, Commercializing, formulating, using, distributing, delivering or selling the Products (with each such license, co-promotion, co-marketing or other collaboration right, non-assert covenant, option, right of first refusal or negotiation or any other grant of rights to any third party (but any such grant of rights shall not include any right to acquire ownership of any Secured IP or an assignment of such Grantor’s rights under the Eng License) constituting a License Agreement hereunder and in which Lilly shall have a security interest in Amylin’s rights thereunder), and Lilly hereby consents to any such grants (subject to Grantor’s compliance with Sections 13.16 and 13.17 of the Settlement and Termination Agreement requirement, if applicable, that the applicable successor, licensee, assignee, transferee or Affiliate in a Transfer Trigger Event assumes Amylin’s obligations under the Settlement and Termination Agreement). Except for a License Agreement that constitutes a Transfer Trigger Event, Lilly shall not have any Lien on any third party’s rights in such license, co-promotion, co-marketing or other collaboration right, non-assert covenant, option, rights of first refusal or negotiation or any other grant of rights (as opposed to the security interest granted to Lilly in the Grantor’s rights thereunder). If any such grant constitutes a Transfer Trigger Event, such Grantor shall comply with Sections 13.16 and 13.17 of the Settlement and Termination Agreement in connection therewith. Except for any grant which constitutes a Transfer Trigger Event for which such Grantor has not complied with Sections 13.16 and 13.17 of the Settlement and Termination Agreement, Lilly hereby agrees that any foreclosure on the related Collateral shall be subject to the rights of any such third party so long as such third party consents (or such consent is not required) to the assignment of Grantor’s right thereunder in the foreclosure. Upon a Grantor’s request, Lilly shall cooperate with and take such actions requested by such Grantor (including amending, modifying, or amending and restating this Agreement) in connection with Grantors’ negotiations with any third party regarding any license, co-promotion, co-marketing or other collaboration right, non-assert covenant, option, right of first refusal or negotiation or any other grant of rights to any third party (but any such grant of rights shall not include any right to acquire ownership of any Secured IP or an assignment of such Grantor’s rights under the Eng License) under the Secured Assets for purposes of researching, Developing, Manufacturing, Commercializing, formulating, using, distributing, delivering or selling the Products, so long as such cooperation and actions do not interfere with Lilly’s material rights hereunder.

2.4 Licenses to Affiliates for Other Products. Lilly hereby acknowledges and agrees that effective prior to the granting of the security interest granted to Lilly hereunder, each Grantor granted to one or more of its Affiliates perpetual, irrevocable, transferable exclusive (even as to Lilly, any buyer in foreclosure, any Affiliates of Lilly or such buyer, and all licensees, successors and assigns thereof) licenses and other rights, with the right to sublicense and delegate (through multiple tiers) under the Copyrights, Amylin Patents, Trade Secrets and US Regulatory Materials included in the Secured Assets (including any Information filed with or that supports any of the US Regulatory Approvals, with a right of reference thereto), in each case in connection with the development, research, manufacture, commercialization, formulation, use, distribution, delivery or administration, or other exploitation, through any and all means (now known or hereafter created or discovered), of any and all products, services and technology (including any technology, such as suspension technology, that is also used in any Product, but not including the Product) that are not Products whether now known or hereafter created or discovered, and may grant additional such licenses and other rights to one or more Affiliates after the Effective Date. With respect to any such licenses or rights (including any sublicenses or delegations of rights (through multiple tiers)), Lilly hereby acknowledges and agrees that such licenses and other rights granted to Affiliates shall not constitute License Agreements, shall be free and clear of the security interest granted to Lilly herein and Lilly hereby agrees that any foreclosure on the Collateral, and any sale thereof, shall be subject to such licenses and other rights (provided that the Affiliates (and any of their delegees) receiving the rights from Grantor shall not have (or shall have waived) any right to consent to the assignment of Grantor’s rights thereunder in the foreclosure). For avoidance of doubt, no Proceeds from any licenses or other rights (including any sublicenses or delegations of rights (through multiple tiers)) granted pursuant to this Section 2.4 are included in the Collateral, nor will any of the foregoing be deemed Supporting Obligations or otherwise deemed Collateral.

ARTICLE III

SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral to the same extent as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to Lilly, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof to the same extent as if this Agreement had not been executed and Lilly shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Lilly have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by Lilly of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1 Generally.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the date hereof, that:

(i) it has indicated on Schedule 4.1(A): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or, if it has only a sole place of business, where its sole place of business is, and for the one-year period preceding the date hereof has been, located.

(ii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iii) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or, if it has only a sole place of business, its sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years;

(iv) when executed and delivered, this Agreement will be effective to create in favor of Lilly a valid and enforceable security interest in the Collateral;

(v) when financing statements in the appropriate form are filed in the offices specified on Schedule 4.1(D), this Agreement will create a perfected security interest in all right, title and interest of the Grantors in the Collateral to the extent perfection can be obtained by filing financing statements under the UCC in effect in such jurisdiction, prior and superior in right to any other Person, except for Permitted Liens;

(vi) when financing statements in the appropriate form are filed in the offices specified on Schedule 4.1(D) and when filings in the appropriate form are made with the United States Patent and Trademark Office in respect of Trademarks and Amylin Patents specified in such filings and with the United States Copyright Office in respect of Copyrights specified in such filings, the security interest of Lilly in all right, title and interest of the Grantors in such Trademarks, Amylin Patents and Copyrights will be perfected to the extent perfection can be obtained by such filings, prior and superior in right to any other Person, except for Permitted Liens; and

(vii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (if it has only a sole place of business), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified Lilly in writing, by executing and delivering to Lilly a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least 15 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business ( if it has only a sole place of business), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Lilly may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of Lilly’s security interest in the Collateral intended to be granted and agreed to hereby; and

(iii) it shall reasonably keep correct and accurate records of the Product Inventory in accordance with Applicable Laws.

4.2 License Agreements and Supply Agreements.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the date hereof, that:

(i) Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all Patent Licenses, Trademark Licenses, Trade Secret Licenses, Copyright Licenses and other License Agreements existing as of the Effective Date that are material to the Business (each Grantor hereby confirms that no License Agreements exist on the Effective Date).

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) with respect to any Supply Agreement entered into following the date hereof, it shall use reasonable efforts to include a consent from the counterparty or counterparties to such Supply Agreement to the granting of a security interest in such Supply Agreement and to an assignment of such Supply Agreement to the buyer in foreclosure in an Event of Default, together with the other material Collateral, in the event of a foreclosure with respect to such security interest; and

(ii) with respect to the Eng License, it shall use commercially reasonable efforts consistent with its reasonable business judgment to obtain a consent from the counterparty to the Eng License to the granting of a security interest in the Eng License and to an assignment of the Eng License to the buyer in foreclosure in an Event of Default, together with the other material Collateral, in the event of a foreclosure with respect to such security interest.

4.3 Intellectual Property; Regulatory Approvals; Regulatory Materials.

(a) Representations and Warranties. Except as disclosed in Schedule 4.3, each Grantor hereby represents and warrants, on the date hereof, that:

(i) Schedule 4.3 sets forth a true and complete list of (A) all material United States and (B) to the knowledge of such Grantor, all material foreign, in each case, registrations of and applications for registered Amylin Patents, registered Trademarks and registered Copyrights owned by each Grantor;

(ii) it is the sole and exclusive owner of the entire right, title and interest in and to all Copyrights, Amylin Patents and Trademarks listed on Schedule 4.3 (as such schedule may be amended or supplemented from time to time) and all US Regulatory Approvals, subject to any licenses and other rights granted as of or prior to the Effective Date or granted or permitted to be granted pursuant to Section 2.4;

(iii) all registrations, applications and filings for material Copyrights, Amylin Patents, Trademarks, US Regulatory Approvals and US Regulatory Materials are standing in the name of each Grantor and none of the Trademarks, Amylin Patents, Copyrights, Trade Secrets, US Regulatory Approvals or US Regulatory Materials has been licensed pursuant to a License Agreement by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.3 (B), (D), (F) or (G) (as each may be amended or supplemented from time to time) and subject to Sections 2.3 and 2.4; and

(iv) to the knowledge of such Grantor, all material US Regulatory Approvals (i) have been validly issued or acknowledged by or filed with the appropriate Regulatory Authority and are in full force and effect in all material respects, and (ii) are transferable to a transferee in the event of a foreclosure, subject to any necessary consents by any Governmental Authority.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) it shall not knowingly do any act or omit to do any act whereby any of the Copyrights, Amylin Patents, Trade Secrets, Trademarks, US Regulatory Approvals would lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein, except, in each case, with respect to which the Grantor has determined with the exercise of its commercially reasonable judgment that it shall or shall not take, as applicable, any such acts;

(ii) (a) it shall not, with respect to any material Trademarks, cease the use of any of such material Trademarks or (b) materially fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall use commercially reasonable efforts to cause licensees of such Trademarks to use such consistent standards of quality only in such jurisdictions where the exercise of such consistent standards of quality is required to maintain such Trademarks, except in each case, with respect to which the Grantor has determined with the exercise of its commercially reasonable judgment that it shall or shall not, as applicable, undertake such use or take such actions;

(iii) it shall promptly notify Lilly if it knows that any item of the material Copyrights, Amylin Patents, Trade Secrets, Trademarks or US Regulatory Approvals has

become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, the United States Food and Drug Administration (“FDA”), any state registry, any foreign counterpart of the foregoing, or any court, except, in each case, (x) for any of the foregoing occurring in the ordinary course of business or (y) to the extent that any such Copyrights, Amylin Patents, Trade Secrets, Trademarks or US Regulatory Approvals are no longer used or useful in the Business;

(iv) it shall take commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, the FDA, any state registry or any counterpart in the European Union (other than with respect to US Regulatory Approvals) of the foregoing, to pursue any application and maintain any registration or filing of each material Trademark, Amylin Patent, Copyright, US Regulatory Approval owned by any Grantor which is now or shall become included in the Intellectual Property or US Regulatory Approvals, including those items on Schedule 4.3, except in each case for any such Trademark, Amylin Patent, Copyright or US Regulatory Approvals with respect to which the Grantor has determined with the exercise of its commercially reasonable business judgment that it shall not so apply or pursue or maintain;

(v) in the event that any material Copyrights, Amylin Patents, Trade Secrets or Trademarks or any Grantor’s rights under the Eng License is, to such Grantor’s knowledge, materially infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property or rights under the Eng License (to the extent not a breach thereof as it exists as of the Effective Date) including, where appropriate, the initiation of a suit for injunctive relief and to recover damages, except with respect to which the Grantor has determined with the exercise of its commercially reasonable judgment that it shall not take such actions;

(vi) it shall promptly (but in no event more than 60 days after any Grantor obtains knowledge thereof) report to Lilly (i) the filing of any application to register any Trademark, Patent or Copyright with the United States Patent and Trademark Office, United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Trademark, Amylin Patent or Copyright by any such office, in each case by executing and delivering to Lilly a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii) it shall promptly (but in no event more than 60 days after any Grantor obtains knowledge thereof) report to Lilly (i) the filing of any US Regulatory Approvals with the FDA, and (ii) the granting of any US Regulatory Approval by any such office, in each case by executing and delivering to Lilly a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii) it shall execute and deliver to Lilly any document reasonably requested by Lilly (subject to Grantor’s reasonable request to redact extraneous information from said document to the extent it will be publicly filed) to acknowledge, confirm, register, record, or perfect Lilly’s interest in any US public filing office necessary or desirable for the registration or recording of Lilly’s security interest in any part of the Intellectual Property and US Regulatory Approvals, whether now owned or hereafter acquired (including, as applicable, Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, in the form of Exhibits B, C and D, respectively);

(ix) except with the prior consent of Lilly (which, for any potential financing arrangements with respect to Amylin Ohio, shall not be unreasonably withheld), except for Permitted Liens and subject to Sections 2.3 and 2.4, (1) each Grantor shall not execute, and there will not be on file in any US public office, any effective financing statement or recorded licenses or instruments granting or evidencing a lien in any material Trademark, Amylin Patent, Copyright, US Regulatory Approval or US Regulatory Material, except financing statements or other documents or instruments filed or to be filed in favor of Lilly, and (2) each Grantor shall not sell, assign, grant any option or right of first refusal or negotiation to acquire ownership of any Secured IP or an assignment of such Grantor’s rights under the Eng License, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, such Grantor’s rights under the Eng License, US Regulatory Materials or US Regulatory Approvals; and

(x) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the material Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at Lilly’s reasonable direction, after the occurrence and during the continuance of an Event of Default shall take) such action as such Grantor or Lilly may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, (a) any such actions taken by such Grantor shall be in its sole discretion but not inconsistent with its ordinary course of business and (b) Lilly shall have the right at any time, after the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby provided that the Grantor is given concurrent notice thereof in writing.

ARTICLE V

FURTHER ASSURANCES; ADDITIONAL GRANTORS

5.1 Further Assurances.

(a) Each Grantor agrees that from time to time (but no more than once per calendar quarter), at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents (including, Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements), and take all further action, that Lilly may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Lilly to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file in the appropriate UCC filing office such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as Lilly may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii) take all actions reasonably requested by Lilly to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Collateral with the United States Patent and Trademark Office and United States Copyright Office;

provided that, for the avoidance of doubt, nothing hereunder shall be construed to require any action to be taken in respect of this Section 5.1(a) outside of the United States.

(b) Each Grantor hereby authorizes Lilly to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Lilly may reasonably determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Lilly herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Lilly may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted to Lilly herein.

(c) Each Grantor hereby authorizes Lilly to modify this Agreement after obtaining such Grantor’s written approval of or signature to such modification (such approval and signature not to be unreasonably withheld) by amending Schedule 4.3 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Collateral or any Collateral acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Collateral in which any Grantor no longer has or claims any right, title or interest. Grantor shall promptly (and in any event within 60 days of such acquisition, development or deletion) notify Lilly of any material acquisition, development or deletion.

5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may (and shall, as and to the extent required under the Note) become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a counterpart to this Agreement. Upon delivery of any such counterpart agreement to Lilly, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Lilly not to cause any Subsidiary of Amylin to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE VI

LILLY APPOINTED ATTORNEY-IN-FACT

6.1 Power of Attorney. Each Grantor hereby irrevocably appoints Lilly (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, effective after and during the continuance of an Event of Default, with full authority in the place and stead of such Grantor and in the name of such Grantor, Lilly or otherwise, from time to time in Lilly’s discretion to take any action and to execute any instrument that Lilly may deem reasonably necessary (and to the extent permitted by applicable laws) to accomplish the purposes of this Agreement, including the following:

(a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(c) to file any claims or take any action or institute any proceedings that Lilly may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of Lilly with respect to any of the Collateral;

(d) to prepare and file any UCC financing statements against such Grantor as debtor;

(e) to prepare, sign, and file for recordation in any intellectual property registry or Regulatory Authority, appropriate evidence of the lien and security interest granted herein in the Collateral in the name of such Grantor as debtor;

(f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, any such payments made by Lilly to become obligations of such Grantor to Lilly, due and payable immediately without demand; and

(g) to effect any foreclosure sale, once the buyer in foreclosure is identified, to enforce Lilly’s rights under this Agreement, without notice except as specified below or as required under the UCC, subject to Sections 2.3 and 2.4, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral to the buyer in such foreclosure sale as fully and completely as though Lilly were the absolute owner thereof for all purposes.

6.2 No Duty on the Part of Lilly. The powers conferred on Lilly hereunder are solely to protect the interests of Lilly in the Collateral and shall not impose any duty upon Lilly to exercise any such powers. Lilly shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor its Affiliates nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its gross negligence or willful misconduct.

ARTICLE VII

REMEDIES

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, subject to Sections 2.3 and 2.4, Lilly may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity with respect to the Collateral (and not with respect to Amylin, its Affiliates or any other property or rights thereof (except as provided in Section 7.7(e)), all the rights and remedies of Lilly on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Lilly forthwith, assemble all or part of the Collateral as reasonably directed by Lilly and make it available to Lilly at a place to be designated by Lilly that is reasonably convenient to both parties;

(ii) upon prior written notice, enter onto the Grantor property where any Product Inventory included in the Collateral is located and take possession thereof with or without judicial process, subject to applicable law;

(iii) prior to the disposition of the Collateral, store, process or otherwise prepare the Collateral for disposition in any manner to the extent Lilly deems appropriate;

(iv) without notice except as specified below or as required under the UCC, and subject to Sections 2.3 and 2.4, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lilly’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Lilly may deem commercially reasonable; and

(v) if any Product Inventory is in possession or control of any third party, any time after the occurrence and during the continuance of an Event of Default, such Grantor shall join with Lilly in notifying the third party of Lilly’s security interest and use commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Product Inventory for the benefit of Lilly.

(b) Lilly may be the purchaser of any or all of the Collateral at any public sale in accordance with the UCC and Lilly shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Lilly at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lilly shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lilly may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Lilly arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to Lilly, that Lilly has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Lilly hereunder.

(c) Lilly may sell the Collateral without giving any warranties as to the Collateral. Lilly may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) Lilly shall have no obligation to marshal any of the Collateral.

(e) To effect any foreclosure sale, once a buyer in foreclosure is identified, subject to Sections 2.3 and 2.4, upon written demand from Lilly, each Grantor shall grant, assign, convey or otherwise transfer an absolute assignment of all of such Grantor’s right, title and interest in and to the Collateral to the buyer in such foreclosure sale and shall execute and deliver such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement.

(f) Each Grantor agrees that such a grant, conveyance, transfer, assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Lilly receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

7.2 Application of Proceeds. All proceeds received by Lilly in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied by Lilly against the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses as provided in Section 2.4(b) of the Note; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the benefit of Lilly; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3 Sales on Credit. If Lilly sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Lilly and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lilly may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4 Intellectual Property; License Agreements; Supply Agreements.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, subject to Sections 2.3 and 2.4:

(i) Lilly shall have the right (but not the obligation), upon prior written notice to the Grantor, to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Lilly or otherwise, in Lilly’s sole discretion, to enforce any of such Grantor’s rights in any Intellectual Property (but with respect to any License Agreement under any Grantor’s rights under the Eng License, to the extent not a breach of the Eng License as it exists as of the Effective Date), the Eng License (to the extent not a breach thereof as it exists as of the Effective Date) or the Supply Agreements, in which event such Grantor shall, at the request of Lilly, do any and all lawful acts and execute any and all documents required by Lilly in aid of such enforcement; and

(ii) Lilly shall have the right to notify (with concurrent written notice to Grantor), or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property (but with respect to any License Agreement under any Grantor’s rights under the Eng License, to the extent not a breach of the Eng License as it exists as of the Effective Date), of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Lilly, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

Amylin represents and warrants that it has provided Lilly with a true, accurate and complete copy of the Eng License (except the Nonstatutory Stock Option agreement attached thereto as Exhibit B) entered into effective as of October 1, 1996, and that the Eng License has not been amended or modified since such date and remains in effect in the form provided as of the Effective Date.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, and (iii) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Lilly shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any rights, title and interests to any Collateral as may have been assigned, conveyed or otherwise transferred to Lilly, subject to any disposition thereof that may have been made by Lilly (including if Lilly is the buyer in a foreclosure sale); provided, after giving effect to such reassignment, reconveyance or retransfer, Lilly’s security interest granted pursuant hereto, as well as all other rights and remedies of Lilly granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned, reconveyed or retransferred shall be free and clear of any other Liens granted by or on behalf of Lilly.

(c) Subject to Sections 2.3 and 2.4, during an Event of Default, solely for the purpose of enabling Lilly to exercise rights and remedies under this Article 7, and at such time as Lilly shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lilly, to the extent it has the right to do so, an irrevocable (during an Event of Default), nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to the Trademarks, subject to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense the Trademarks of such Grantor in connection with the Product Inventory included in the Collateral, in accordance with this Agreement. The foregoing license granted to Lilly is granted as is, where is, with all faults and all representations and warranties, express and implied, disclaimed.

7.5 Regulatory Materials; Regulatory Approvals.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, subject to Sections 2.3 and 2.4:

(i) each Grantor shall maintain the US Regulatory Approvals in full force and effect (at the sole cost and expense of such Grantor), and shall not amend, cancel or surrender any such US Regulatory Approvals, or permit any such US Regulatory Approval to expire or be amended, cancelled or revoked;

(ii) with respect to all clinical studies for any Product being conducted as of the date of the foreclosure sale, at the buyer in foreclosure’s option (as specified by such buyer in a written notice to the Grantor), each Grantor shall either (A) end such studies with respect to enrolled subjects in an orderly and prompt manner in accordance with applicable law, including any required follow up treatment with previously enrolled subjects, or (B) transfer sponsorship to such buyer or its designee of such studies in accordance with applicable law and cooperate with such buyer to ensure a smooth and orderly transition thereof that will not involve any disruption of such studies or activities;

(iii) each Grantor shall take or refrain from taking such actions with respect to those US Regulatory Materials and US Regulatory Approvals not yet transferred to, or replaced by, the buyer in foreclosure as are reasonably requested by the buyer in foreclosure in writing, provided that in no event will each Grantor be obligated to undertake any act or omission it deems not in compliance with its legal and regulatory compliance obligations; and

(iv) each Grantor shall notify the buyer in foreclosure within 72 hours (or such shorter period required by law) if such Grantor receives a complaint or a report of an adverse drug experience with respect to any Product. In addition, each Grantor shall cooperate with such buyer in foreclosure’s reasonable requests and use commercially reasonable efforts to assist such buyer in connection with the investigation of and response to any complaint or adverse drug experience report related to the Product sold by such Grantor.

7.6 Cash Proceeds. Any cash, checks and other near-cash items (collectively, “Cash Proceeds”) with respect to the Collateral received by Lilly (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be paid by Lilly to Amylin or as otherwise instructed by Amylin and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of Lilly, (A) be paid to Amylin, and/or (B) then or at any time thereafter may be applied by Lilly against the Secured Obligations then due and owing.

7.7 Remedies for Other Defaults; Limited Recourse. Notwithstanding anything to the contrary in this Agreement or any other Note Document, the Parties hereto agree that:

(a) Lilly shall be permitted to exercise rights and remedies against any Amylin Party or any Grantor for such Person’s failure to perform or observe any covenant or agreement under this Agreement or any other Note Document or for any inaccuracy of any representation or warranty made by such Person under this Agreement or under any other Note Document if and only if an Other Default or Event of Default has occurred and is continuing.

(b) Upon the occurrence and during the continuance of an Other Default, Lilly shall have all rights and remedies provided under applicable law or in equity.

(c) No Amylin Party or Grantor shall be liable under this Agreement or any other Note Document, the Settlement and Termination Agreement or any other Ancillary Agreements for any indirect, incidental, consequential, special or punitive damages (including, without limitation, damages for loss of profits or loss of business opportunities) arising out of this Agreement or any other Note Document, the Settlement and Termination Agreement or any other Ancillary Agreements, in each case whether or not caused by or resulting from the activities of such Person, the occurrence of any Event of Default, the occurrence of any Other Default or any other breach of, default by or other failure of such Person under this Agreement or any other Note Document, the Settlement and Termination Agreement or any other Ancillary Agreements and, in any such case, regardless of whether such Person has been advised of the possibility of any such damage.

(d) Upon the breach of, default by or other failure of any Amylin Party or any Grantor under this Agreement or any other Note Document, other than upon the occurrence or existence of, and during the continuation of, an Event of Default, Lilly shall have no right to exercise remedies pursuant to this Agreement (for clarity, upon an Other Default, Lilly shall have the rights set forth in Section 7.7(b) above).

(e) The sole recourse of Lilly in respect of the Secured Obligations hereunder or under any other Note Document shall be to the Collateral under the Security Documents, and Lilly agrees that it shall not seek to enforce any monetary judgment with respect to the Secured Obligations hereunder or under any other Note Document other than against the Collateral; provided that, notwithstanding the foregoing: (i) Lilly shall have the rights described in Section 7.7(b) with respect to any Other Default; and (ii) Lilly shall not be limited in seeking recourse against any Amylin Party, or any Amylin Party’s assets (whether pledged pursuant to this Agreement or otherwise) for any breach by Amylin of the Settlement and Termination Agreement or with respect to any indemnification obligations or other amounts owing by any Amylin Party thereunder, including, without limitation, pursuant to the provisions of Article IV thereof (even if such obligations are referenced as Mandatory Payments herein).

(f) Lilly shall be permitted to declare all Obligations immediately due and payable if and only if an Event of Default has occurred and is continuing at the time of such declaration.

ARTICLE VIII

CONTINUING SECURITY INTEREST

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the earlier of (i) the payment in full of the Obligations or (ii) the termination of the Note. Upon the earlier to occur of the payment in full of the Obligations or the termination of the Note, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination Lilly shall, at Grantors’ expense, execute and deliver to Grantors such documents, and authorize the filing of all UCC termination statements and intellectual property security agreement terminations, as Grantors shall reasonably request to evidence such termination.

ARTICLE IX

STANDARD OF CARE; LILLY MAY PERFORM

The powers conferred on Lilly hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lilly shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lilly shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lilly accords its own property. Neither Lilly nor its Affiliates nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, if an Event of Default has occurred and is continuing, Lilly may itself perform, or cause performance of, such agreement, and the expenses of Lilly incurred in connection therewith shall be payable by each Grantor.

ARTICLE X

MISCELLANEOUS.

10.1 Entire Agreement; Amendment. This Agreement (together with the schedules and exhibits hereto) and the other Note Documents are being executed and delivered in connection with the execution and delivery of the Settlement and Termination Agreement. This Agreement and the other Note Documents set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or written, with respect to the subject matter hereof. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

10.2 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(b) All actions, claims, suits or proceedings (“Actions”) arising out of or relating to this Agreement shall be heard and determined exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County, and any appellate court from any thereof. Consistent with the preceding sentence, the parties hereby (i) submit to the exclusive jurisdiction of any such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party and (ii) irrevocably waive, to the fullest extent permitted by applicable law, and agree not to assert as a defense, counterclaim or otherwise, in any such Action, any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that notice or the service of process in any Action arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner provided for notices by Section 10.4 of this Agreement.

(c) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

10.3 Certain Provisions of Settlement and Termination Agreement. The following provisions of the Settlement and Termination Agreement shall be incorporated by reference herein, mutatis mutandis, as if set forth at length in this Agreement: Section 13.15 (No Strict Construction), Section 13.18 (Counterparts), Section 13.20 (Severability), Section 13.21 (Ambiguities) and Section 13.22 (Headings).

10.4 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier (with confirmation of delivery) addressed as follows:

If to any Grantor, to:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Attention: Chairman and Chief Executive Officer

with a copy to:	Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Attention: General Counsel

with a copy to:	Skadden, Arps, Slate Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Nancy Lieberman

if to Lilly, to:	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: General Counsel

with a copy to:	Covington & Burling LLP
1201 Pennsylvania Ave., N.W.
Washington, D.C. 20004
Attention: John A. Hurvitz

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given when delivered if personally delivered or on the Business Day after dispatch if sent by nationally-recognized overnight courier (with confirmation of delivery).

10.5 Assignment. This Agreement and the rights and obligations of the Parties will inure to the benefit and be binding upon each Party and its successors and permitted assigns No Party may assign this Agreement or any rights or obligations hereunder except in accordance with Section 10.5 of the Note. Any attempted assignment not in accordance with this Section 10.5 will be void.

10.6 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.7 Schedules, Exhibits and Attachments. All schedules, exhibits and attachments referred to herein are intended to be and hereby are specifically made part of this Agreement. However, if there is a conflict between a term or condition of such schedules, exhibits and attachments and this Agreement, the terms and conditions of this Agreement shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, Amylin, each other Grantor and Lilly have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Daniel M. Bradbury
Name: Daniel M. Bradbury
Title: President and Chief Executive Officer

AMYLIN OHIO LLC

By:	/s/ Mark G. Foletta
Name: Mark G. Foletta
Title: President and Treasurer

ELI LILLY AND COMPANY

By:	/s/ Enrique A. Conterno
Name: Enrique A. Conterno
Title: Senior VP and President – Lilly Diabetes

SCHEDULE 4.1

TO SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#
Amylin Pharmaceuticals, Inc.	Corporation	Delaware	San Diego, California 92121	2139175
Amylin Ohio LLC	Limited liability company	Delaware	San Diego, California 92121	4070998

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Name of Grantor	Trade Name or Fictitious Business Name
Amylin Pharmaceuticals, Inc.	None
Amylin Ohio LLC	None

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Full Legal Name	Date of Change	Description of Change
Amylin Pharmaceuticals, Inc.	None	None
Amylin Ohio LLC	None	None

(D)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)
Amylin Pharmaceuticals, Inc.	Delaware Secretary of State
Amylin Ohio LLC	Delaware Secretary of State

SCHEDULE 4.1-1

SCHEDULE 4.3

TO SECURITY AGREEMENT

INTELLECTUAL PROPERTY; REGULATORY APPROVALS; REGULATORY MATERIALS

(A)	Registered Copyrights

(B)	Copyright Licenses

(C)	Registered Patents

(D)	Patent Licenses

(E)	Registered Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

SCHEDULE 4.3(A)-1

SCHEDULE 4.3(A)

TO SECURITY AGREEMENT

REGISTERED COPYRIGHTS

Owner	Jurisdiction	Title	Reg. No.	Reg. Date
•[...***...]	[…***…]	[…***…]	[…***…]	[…***…]

• *** Confidential Treatment Requested

SCHEDULE 4.3(A)-2

SCHEDULE 4.3(B)

TO SECURITY AGREEMENT

COPYRIGHT LICENSES

• […***…]

• *** Confidential Treatment Requested

SCHEDULE 4.3(B)-1

SCHEDULE 4.3(C)

TO SECURITY AGREEMENT

REGISTERED AMYLIN PATENTS

Owner	Country	Status	App. No.	Intl Filing Date	Patent No.	Grant Date	Title
•[...***...]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

• *** Confidential Treatment Requested

SCHEDULE 4.3(C)-1

SCHEDULE 4.3(D)

TO SECURITY AGREEMENT

PATENT LICENSES

• […***…]

• *** Confidential Treatment Requested

SCHEDULE 4.3(D)-1

SCHEDULE 4.3(E)

TO SECURITY AGREEMENT

REGISTERED TRADEMARKS

Jurisdiction	Trademark	App. No	Reg. No.
•[...***...]	[…***…]	[…***…]	[…***…]

Domain Name	Registration Date	Registry Expiry Date
[...***...]	[…***…]	[…***…]

• *** Confidential Treatment Requested

Schedule 4.3(E)-1

SCHEDULE 4.3(F)

TO SECURITY AGREEMENT

TRADEMARK LICENSES

• […***…].

• *** Confidential Treatment Requested

Schedule 4.3(F)-1

SCHEDULE 4.3(G)

TO SECURITY AGREEMENT

TRADE SECRET LICENSES

• […***…]

• *** Confidential Treatment Requested

Schedule 4.3(G)-1

EXHIBIT A

TO SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered pursuant to the Security Agreement, dated as of November 7, 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among [NAME OF GRANTOR], each of the other parties thereto and Eli Lilly and Company, an Indiana corporation. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Lilly set forth in the Security Agreement of, and does hereby grant to Lilly, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, subject to the terms, conditions and exceptions set forth in the Security Agreement. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A

SUPPLEMENT TO SCHEDULE 4.1

TO SECURITY AGREEMENT

Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Name of Grantor	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A

SUPPLEMENT TO SCHEDULE 4.3

TO SECURITY AGREEMENT

Additional Information:

(A)	Registered Copyrights

(B)	Copyright Licenses

(C)	Registered Patents

(D)	Patent Licenses

(E)	Registered Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

EXHIBIT A

EXHIBIT B

TO SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of November 7, 2011 is entered into by [                    ], a [                    ] located at [                    ] and [add names, states of incorporation and addresses of the affiliates that own IP on the Schedule hereto] (each, a “Grantor”, and, collectively, “Grantors”) in favor of Eli Lilly and Company, an Indiana corporation, located at [                    ] (“Lilly”).

Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of November 7, 2011 among the Grantors and Lilly (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to Lilly in certain Trademarks (whether now owned or existing or hereafter acquired or arising and wherever located), including the trademarks and service marks listed on Schedule A hereto.

NOW, THEREFORE, in consideration of the premises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, Grantors and Lilly hereby agree as follows:

(i)	Grant of Security Interest

(a) Each Grantor hereby grants to Lilly a first priority security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under, whether now existing or hereafter arising: (i) all trademarks and services marks and trademark and service mark registrations and applications therefor identified in Schedule A hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use or and symbolized by any the foregoing, and (iv) the right to sue for past, present and future infringement or dilution of the foregoing or for any injury to goodwill; but excluding any Section 1(b) “intent to use” applications for trademarks or service marks filed in the United States Patent and Trademark Office unless and until evidence of use of the mark in interstate commerce is accepted by the United States Patent and Trademark Office.

(b) The security interest granted hereby is granted contemporaneously and in conjunction with the security interest granted to Lilly under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control. Section 7.7 of the Security Agreement is incorporated by reference herein, mutatis mutandis, as if set forth at length in this Agreement.

(ii)	Modification of Agreement

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which Lilly may modify this Agreement, after obtaining the relevant Grantor’s written approval of or signature to such modification, by amending Schedule A to include a reference to any right, title or interest in any United States registered trademarks or trademark applications existing on the date hereof and not included on Schedule A or acquired or adopted by Grantor after the execution of this Agreement.

EXHIBIT B-1

(iii)	Termination

This Agreement will terminate automatically upon the termination of the lien granted under the Security Agreement.

(iv)	Governing Law

This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(iv)	Successors and Assigns

This Agreement and the rights and obligations of the parties will inure to the benefit and be binding upon each party, its successors and assigns. This Agreement or any right or obligation hereunder may not be assigned or otherwise transferred other than in accordance with the provisions of the Security Agreement that apply to the assignment of the Security Agreement.

(v)	Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures will be deemed to bind each party as if they were original signatures.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B-2

IN WITNESS WHEREOF, the Grantors and Lilly have caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

ELI LILLY AND COMPANY

By:
Name:
Title:

EXHIBIT B-3

SCHEDULE A

TRADEMARK SECURITY AGREEMENT

U.S. TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)

EXHIBIT B-4

EXHIBIT C

TO SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of November 7, 2011 is entered into by [                    ], a [                    ], located at [                    ] and [Add names, states of incorporation and addresses of the affiliates that own IP on the Schedule hereto] (each, a “Grantor”, and, collectively, “Grantors”) in favor of Eli Lilly and Company, an Indiana corporation, located at [                    ] (the “Lilly”).

Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of November 7, 2011 among the Grantors and Lilly (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to Lilly in certain Copyrights, including the copyrights listed on Schedule A hereto.

NOW, THEREFORE, in consideration of the premises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, Grantors and Lilly hereby agree as follows:

(i)	Grant of Security Interest

(a) Each Grantor hereby grants to Lilly a first priority security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under, whether now existing or hereafter arising: (i) all copyrights and copyright registrations and applications identified in Schedule A hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, and (iv) all rights to sue for past, present and future infringements thereof.

(b) The security interest granted hereby is granted contemporaneously and in conjunction with the security interest granted to Lilly under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control. Section 7.7 of the Security Agreement is incorporated by reference herein, mutatis mutandis, as if set forth at length in this Agreement.

(ii)	Modification of Agreement

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which Lilly may modify this Agreement, after obtaining the relevant Grantor’s written approval of or signature to such modification, by amending Schedule A to include a reference to any right, title or interest in any United States registered or applied-for copyrights existing on the date hereof and not included on Schedule A or acquired or created by Grantor after the execution of this Agreement.

(iii)	Termination

This Agreement will terminate automatically upon the termination of the lien granted under the Security Agreement.

EXHIBIT C-1

(iv)	Governing Law

This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(iv)	Successors and Assigns

This Agreement and the rights and obligations of the parties will inure to the benefit and be binding upon each party, its successors and assigns. This Agreement or any right or obligation hereunder may not be assigned or otherwise transferred other than in accordance with the provisions of the Security Agreement that apply to the assignment of the Security Agreement.

(v)	Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures will be deemed to bind each party as if they were original signatures.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C-2

IN WITNESS WHEREOF, the Grantors and Lilly have caused this COPYRIGHT SECURITY AGREEMENT to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

ELI LILLY AND COMPANY

By:
Name:
Title:

EXHIBIT C-3

SCHEDULE A

COPYRIGHT SECURITY AGREEMENT

U.S. COPYRIGHTS AND COPYRIGHT APPLICATIONS

Copyright	Reg. No.	Reg. Date (Filed Date)

EXHIBIT C-4

EXHIBIT D

TO SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of [                    ], 20[    ] is entered into by [                    ], a [                    ], located at [                    ]and [Add names, states of incorporation and addresses for all affiliates that own IP on the schedule hereto] (each, a “Grantor” and, collectively, the “Grantors”) in favor of Eli Lilly and Company, an Indiana corporation, located at [                    ] (the “Lilly”).

Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of November [    ], 2011 among the Grantors and Lilly (the “Security Agreement”).

WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to Lilly in certain Patents, including the patents and patent applications listed on Schedule A.

NOW, THEREFORE, in consideration of the premises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, Grantors and Lilly hereby agree as follows:

(i)	Grant of Security Interest

(a) Each Grantor hereby grants to Lilly a first priority security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following: (i) all patents and patent applications (including, without limitation, provisional applications and applications for certificates of invention) identified in Schedule A hereto; (ii) any patents issuing from such patent applications (including, without limitation, certificates of invention); (iii) all patents and patent applications that are foreign counterparts of, or that claim priority to, any of the foregoing; (iv) any reissues, substitutions, confirmations, validations, re-examination certificates, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (v) term extensions, supplementary protection certificates and other governmental action which provide exclusive rights with respect to any of the foregoing in (i)-(iv) to a product beyond the original patent expiration date.

(b) The security interest granted hereby is granted contemporaneously and in conjunction with the security interest granted to Lilly under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control. Section 7.7 of the Security Agreement is incorporated by reference herein, mutatis mutandis, as if set forth at length in this Agreement.

(ii)	Modification of Agreement

This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which Lilly may modify this Agreement, after obtaining the relevant Grantor’s written approval of or signature to such modification, by amending Schedule A to include a reference to any right, title or interest in any United States patents or patent applications existing on the date hereof and not included on Schedule A or acquired or adopted by Grantor after the execution of this Agreement.

(iii)	Termination

EXHIBIT D-1

This Agreement will terminate automatically upon the termination of the lien granted under the Security Agreement.

(iv)	Governing Law

This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to any conflicts of laws principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(iv)	Successors and Assigns

This Agreement and the rights and obligations of the parties will inure to the benefit and be binding upon each party, its successors and assigns. This Agreement or any right or obligation hereunder may not be assigned or otherwise transferred other than in accordance with the provisions of the Security Agreement that apply to the assignment of the Security Agreement.

(v)	Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signatures and such signatures will be deemed to bind each party as if they were original signatures.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT D-2

IN WITNESS WHEREOF, the Grantors and Lilly have caused this PATENT SECURITY AGREEMENT to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

[GRANTOR]

By:
Name:
Title:

ELI LILLY AND COMPANY

By:
Name:
Title:

EXHIBIT D-3

SCHEDULE A

PATENT SECURITY AGREEMENT

U.S. PATENTS AND PATENT APPLICATIONS

Patent or Patent Application Title	Patent No. (App. No.)	Issue Date (App. Date)

EXHIBIT D-4

EXHIBIT E

TO SECURITY AGREEMENT

BYDUREON SUPPLY AGREEMENT TERM SHEET

• […***…]

• *** Confidential Treatment Requested

EXHIBIT E-1

THIS FIRST AMENDMENT TO THE SECURITY AGREEMENT (this “Amendment”) is dated as of January 5, 2012, and is entered into by and among Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin”), Amylin Ohio LLC, a Delaware limited liability company (“Amylin Ohio”), and Eli Lilly and Company, an Indiana corporation (“Lilly”), and is made with reference to that certain Security Agreement, dated as of November 7, 2011 (the “Security Agreement”), by and among Amylin, Amylin Ohio and Lilly. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Grantors and Lilly have agreed to amend certain provisions of the Security Agreement as provided for herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENT TO SECURITY AGREEMENT

1.1	The definition of “Bydureon Supply Agreement” in Section 1.1 of the Security Agreement is hereby amended by deleting the words “within sixty (60) days after the Effective Date” and replacing it with “on or before January 20, 2012”.

1.2	The second line of the third paragraph in Exhibit E to the Security Agreement is hereby amended by deleting the date “January 7, 2012” and replacing it with “January 20, 2012”.

SECTION II. MISCELLANEOUS

2.1	Reference to and Effect on the Security Agreement and the Other Note Documents.

A. On and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment.

B. Except as specifically amended by this Amendment, the Security Agreement and the other Note Documents shall remain in full force and effect.

2.2	This Amendment shall be effective as of the date first written above.

2.3	Sections 10.2 and 10.3 of the Security Agreement are incorporated by reference herein, mutatis mutandis, as if set forth at length in this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Harry J. Leonhardt
Name: Harry J. Leonhardt
Title: Senior Vice President, Legal and Compliance, and Corporate Secretary

AMYLIN OHIO LLC

By:	/s/ Mark G. Foletta
Name: Mark G. Foletta
Title: President and Treasurer

ELI LILLY AND COMPANY

By:	/s/ Enrique A. Conterno
Name: Enrique A. Conterno
Title: Senior VP and President – Lilly Diabetes

[Signature page to First Amendment]